Exhibit 99.1
FINAL TRANSCRIPT
Thomson StreetEventsSM
DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Event Date/Time: Nov. 14. 2007 / 10:00AM ET

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical Company — President, CEO
Christina Hagan
Dawson Geophysical Company — EVP, CFO
CONFERENCE CALL PARTICIPANTS
Collin Gerry
Raymond James — Analyst
Pierre Conner
Capital One Southcoast — Analyst
Gary Lenhoff
Ironworks Capital — Analyst
Byron Pope
Tudor, Pickering — Analyst
Mara Fenokian
[Greenwood Investments] — Analyst
PRESENTATION
Operator
Good morning, my name is Kristy and I will be your conference operator today. At this time, I would like to welcome everyone to the Dawson Geophysical Q4 year-end conference call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks, there will be a question-and-answer session. (OPERATOR INSTRUCTIONS) Thank you. Mr. Jumper, you may begin your conference.

Steve Jumper — Dawson Geophysical Company — President, CEO
Thank you, Kristy. Good morning and welcome to Dawson Geophysical Company’s fourth-quarter and fiscal year-end 2007 earnings and operations conference call. As Kristy said, my name is Steve Jumper, President and Chief Executive Officer of the Company. Joining me on the call are Christina Hagan, Executive Vice President and Chief Financial Officer; Decker Dawson, founder and Chairman of the Board; and Ray Tobias, Executive Vice President and Chief Operating Officer.
Today’s call will be presented in three segments. Following opening remarks, Chris will discuss our financial results; I will then return for an operations update; and then open the call for questions. The call is scheduled for 30 minutes and we will not provide any guidance. At this point, I will turn control of the call over to Chris Hagan, our CFO, to discuss our financial results.

Christina Hagan — Dawson Geophysical Company — EVP, CFO
Thanks, Steve. First I will go over our Safe Harbor provision wordings here. In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call which are forward-looking and which provide other than historical information involve risks and uncertainties that may materially affect the Company’s actual results of operations. These risks include, but are not limited to, dependence upon energy industry spending; the volatility of oil and gas prices; weather interruptions; the ability to manage growth; the ability to obtain land access rights of way; and the availability of capital resources. A discussion of these and other factors including risks and uncertainties is set forth in the Company’s Form 10-K for the fiscal year ending September 30, 2006.

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Dawson Geophysical Company disclaims any intention or obligations to revise any forward-looking statements whether as a result of new information, future events, or otherwise.
During this conference call, Dawson will make references to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in Dawson’s current earnings release, a copy of which is located on its website, www.dawson3d.com.
At this time, I would like to talk about our press release. This morning, we reported record revenues of $257,763,000 for our fiscal year ending September 30, 2007, compared to $168,550,000 for fiscal 2006, an increase of 53%. Net income for fiscal 2007 was $27,158,000 compared to $15,855,000 in fiscal 2006, an increase of 71%. Earnings per share for fiscal 2007 were $3.57 compared to $2.11 in fiscal 2006.
Cash flow provided by operating activities increased 100% from $25,743,000 in fiscal 2006 to $51,427,000 in fiscal 2007. The Company’s EBITDA for fiscal 2007 was $62,706,000 compared to $38,551,000 in fiscal 2006, an increase of 63%.
For the fourth-quarter 2007, we reported record revenues of $75,537,000 compared to $51,491,000 for the comparable 2006 period, an increase of 47%. Net income for the fourth quarter of fiscal 2007 was $8,794,000 compared to $4,963,000 in the comparable 2006 period, an increase of 77%.
Earnings per share were $1.15 for the fourth quarter of fiscal 2007 compared to $0.66 per share in the fourth quarter of 2006. EBITDA increased 60% in the fourth quarter from $12,145,000 in fiscal 2006 to $19,377,000 in the same period of fiscal 2007.
Now I will turn it back to you, Steve.

Steve Jumper — Dawson Geophysical Company — President, CEO
Thank you, Chris. Continued demand by exploration and production companies for seismic services fueled our fourth-quarter and year-end results. Our growth in revenue, EBITDA, and earnings for the fourth quarter and fiscal year were primarily due to the addition of the three seismic data acquisition crews during fiscal 2007, along with pricing and productivity improvements realized from the expanded capabilities of existing crews.
We continue to see a high level of third-party charges, which are recorded as revenue, related to specialized services required to operate in areas of limited access. We are reimbursed for these expenses by our clients.
Demand for the Company’s services remain at an all-time high as a result of continued exploration activities on behalf of our client companies. Although our clients may cancel their service contracts on short notice, our order book reflects commitments well into calendar 2008 for all 15 crews.
Operations are currently active on projects in West Texas, South Texas, New Mexico, the Barnett Shale play of the Fort Worth basin, the Fayetteville Shale play in Arkansas, the Rocky Mountains, Oklahoma, and the Appalachian Basin. We operate under a balance of turnkey and term agreements.
Capital investments of $54,591,000 in fiscal 2007 were used in part to complete the fielding of three additional data acquisition crews, to expand channel count on existing crews, to purchase additional energy source units, and to replace two I/O System II MRX recording systems on existing crews with ARAM ARIES recording systems.
The Company’s Board of Directors has approved an initial fiscal 2008 capital investment budget of $30 million. The capital budget will be used to add to the Company’s energy source fleet, purchase additional recording channels, make technical improvements in various phases of the Company’s operations, and meet maintenance capital requirements. These investments

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
will enable the company to maintain its competitive position as it responds to client desire for higher-resolution subsurface images.
During fiscal 2007, we replaced an I/O System II MRX recording system with a 5,000-channel ARAM ARIES system on an existing crew in September of 2006, and have since increased its capacity to 6,500 channels.
We continued operation of the 13th crew deployed in October of 2007, equipped with an existing I/O System II MRX recording system. We deployed the 14th crew in April of 2007, equipped with a 10,000-channel ARAM ARIES recording system. This represents the Company’s largest crew as measured by channel count in our 55-year history.
We replaced an I/O System II MRX recording system on an existing crew with a 9,500-channel ARAM ARIES recording system in July of ’07. We deployed the 15th crew in September of 2007, equipped with a 5,000-channel ARAM ARIES recording system.
We took delivery in August of a 5,000-channel ARAM ARIES recording system which will replace an I/O System II MRX on an existing crew in November and which will be increased to 7,500 channels. We increased channel count from approximately 70,000 to in excess of 102,000, and — as I just previously mentioned — and growing in fiscal 2008.
We added 113,928 geophones to the company. We took delivery of 18 vibrator energy source units, increasing the total count to 113 units companywide. We currently have 10 more units on order.
We added 119 vehicles to our fleet. We added GPS navigation and tracking systems to the vibrator energy source units on two crews for improved efficiency and accuracy of source point location.
We added data processing services to the Oklahoma City offices. Our data processing group continues to increase market share.
With the addition of the newest crew in September, we currently operate 15 crews across the lower 48 states. Of the 15 crews, six are equipped with ARAM ARIES recording systems; six with I/O System II RSR recording systems; and three with I/O System II cable-based recording systems. From time to time, one crew will be equipped with a 30,000-channel Q-Land recording system under the Company’s agreement with WesternGeco, a Schlumberger subsidiary. We are currently working the Q-Land crew in New Mexico.
We will continue to be subject to the level of spending by our client companies who are primarily in search of natural gas and therefore reliant upon natural gas prices. We have in recent weeks seen an increase in the interest for seismic services related to oil exploration.
Channel count growth will continue as demand for higher-resolution seismic surveys and better images dictates. As stated previously, the determining factors affecting our results on a quarterly basis will be weather, downtime, and our ability to secure land access permits in a timely manner.
Historically, the first quarter of our fiscal year has been our most difficult, with shorter days, weather issues, and the holiday season.
With record results behind us, where do we go from here? Our mission is unswerving — continue to build relationships that deliver value to our clients, our employees, and our shareholders. For 55 years, our Company has been as good as its word.
We have helped our E&P company to identify oil and natural gas reservoirs. We have worked with them to reduce their finding and development costs. We have worked with them as a partner to help them achieve their exploration objectives.

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
As 2007 comes to a close and we enter 2008, our task is no different. Commodity prices will continue to fluctuate; new challenges will emerge; and the oil and gas industry will continue to evolve. However, our focus on delivering value to our clients will not change.
At this point, we will open the call up for questions. Kristy, we are ready for questions.

QUESTIONS AND ANSWERS
Operator
(OPERATOR INSTRUCTIONS) Collin Gerry with Raymond James.

Collin Gerry — Raymond James — Analyst
Hey, good morning. Great quarter, again. I wanted to home in on some of the issues that you brought up, one being the geographic expansion that was kind of talked about over the last few quarters. As you look forward, do you see that some of these newer markets, some of the ones that you mentioned, are those going to continue to take maybe even a bigger slice of the revenue pie, as opposed to kind of your historic West Texas market?
Kind of walk us through how you see the geographic mix playing out over the next, call it, 12 to 18 months.

Steve Jumper — Dawson Geophysical Company — President, CEO
Well, interestingly enough, in the last quarter or so going back, we have actually had more activity in West Texas than we have had in recent years. We have operated anywhere from four to six crews in the West Texas, Eastern New Mexico region on and off for the last quarter or so.
The Appalachian Basin is an area that continues to show a lot of promise. We believe that we will have expanded operations in the Appalachian Basin sometime in ‘08. It is a difficult operating environment. It is difficult in terms of access and using dynamite as an energy source. But we are very optimistic about the prospects in the Appalachian Basin.
The Rocky Mountain region, all the way up, including the North Dakota region, appears to be very active. We think we will continue to see increased activity in the Rockies. You know, we still think we will be very active in Eastern New Mexico and into Arkansas.
Another area that appears to be having quite a bit of interest and potential growth and market is South Texas. We have seen quite a few interest in more South Texas work. The Barnett Shale region continues to — or the Barnett Shale — the Fort Worth Basin, I should say, continues to be very active.
We are seeing some interest in the Southeast part of the US, so that is a long-winded way to say that even though we have a third of our resources or so in the West Texas, Eastern New Mexico area, we think we will continue to expand. We will continue our operations in these areas across the country, with probably increased activity in the Rockies and the Appalachian Basin, if I had to pick two regions that I thought had the near-term growth potential for us.

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Collin Gerry — Raymond James — Analyst
Okay, that’s helpful, thanks. Then I want to switch gears a little bit to — you mentioned the arrangement you have with WesternGeco. You mentioned that that was partly employed during the quarter, or it’s currently being employed in New Mexico.
Can you help us understand kind of what the financial impact has been of that arrangement since you entered into it last year? Kind of, is that something that you see pursuing more so in the future?

Steve Jumper — Dawson Geophysical Company — President, CEO
Well, we certainly have an interest in pursuing it, Collin. We have been working under this agreement for about a year and half, I would guess. We have done — the first project that we acquired was actually for WesternGeco; it was a multiclient data library job in West Texas.
Then that Q-Land system was not in operation for a while, and we took that crew back to work as an I/O System II. They have since gone back in the last month and are operating in Eastern New Mexico as a Q-Land project.
We hope to keep that crew working long-term as a Q-Land crew. We think there is potential to do that. As we have said before, we like the technology. We think there are some — it is not just the crew channel count that is the issue; it is the Q-Land process from the design phase all the way through the data processing phase. Of course, our role in that is to provide the people, the rolling stock, and the energy source units.
It has been a good deal for us. We have enjoyed the relationship. We have enjoyed being a part of the technology. We think it has some growth potential. Will it be our mainline business in the future? I don’t think so. But I think our goal is to keep that crew working on a continual basis from now on, and I think we have an opportunity to do that with the resources WesternGeco is putting forth to market the technology, and the resources we are putting forth. We think that has strong possibilities.

Collin Gerry — Raymond James — Analyst
Okay, then final question, just kind related to the bigger picture. Obviously, you all put up some stellar quarters in the last few quarters. I kind of want to get your sense of — if you look going forward, what do you see as the biggest risks to maybe keeping that operational kind of status quo going forward?
You have mentioned kind of the permitting issues in some of these newer plays as being an issue. Kind of help us understand some of the risks that you see going forward.

Steve Jumper — Dawson Geophysical Company — President, CEO
Well, short term, our risks are certainly around weather and permit delays, anything that can affect our day-to-day operation. Long term, I would have to say our biggest risk would be natural gas pricing, as an overwhelming majority of our work right now is related to the exploration for natural gas. If there were to be some catastrophic event in the long-term natural gas markets, I think we would certainly feel an impact of that.
We have had some — as everybody is well aware — some recent fluctuations in natural gas pricing. But we have been somewhat immune to that on a short-term basis. I believe that is because of the expenditures that these companies make, the investment they make into their acreage position, and the lag time it takes to get a seismic project permitted, acquired, processed, and to the point where you’re ready to drill a prospect.

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
The stuff that we’re acquiring right now is stuff that will be drilled sometime next year. It is very difficult to start and stop seismic projects once they are rolling. You know, it is a long-term investment. So, I think that long term, our biggest risk would have to be natural gas pricing.
I think we are starting to fill some of that with work related to oil exploration. We are seeing an increase in New Mexico and through the Rockies and into South Texas on some interest in oil exploration. That is starting to come alive again, and so I think that will help offset some of that. But if I had to pick one, Collin, it would be natural gas pricing at this point.

Collin Gerry — Raymond James — Analyst
All right. Sounds good. Thanks, Steve.

Operator
Pierre Conner with Capital One Southcoast.

Pierre Conner — Capital One Southcoast — Analyst
Good morning, everybody. Steve, you mentioned the potential difficulties in this next quarter associated with the daylight, the weather, the holidays. So I wanted to expand or maybe particularly I think you had two crews in Wyoming, vibrator truck crews.
Do you anticipate those attempting to operate through the first fiscal quarter and second quarter? Or do those move out of that area due to weather?

Steve Jumper — Dawson Geophysical Company — President, CEO
They should be there through the wintertime. You know, I don’t think winter — anything in particular concerns us at all, Pierre. It is a quarter that — I am not attempting to give any guidance or any indications of what the quarter is going to look like at all. We feel very good about the quarter and about our prospects all through ‘08.
But on a historical basis, we have been subject to a little more weather downtime in Q1. You know, the days are shorter, and so your productivity is down a little bit. We do have the holiday season, where we will be down quite a bit towards the end of the year for our guys to be involved with their families at holiday time. So, having said that, we feel real good about where we are.

Pierre Conner — Capital One Southcoast — Analyst
Okay, no, I appreciate it. I was just thinking those in particular, if the plan was to move them elsewhere.

Steve Jumper — Dawson Geophysical Company — President, CEO
No, they will be up there through the wintertime and we will be in the Appalachian Basin through the wintertime.

Pierre Conner — Capital One Southcoast —Analyst
Same thing? Okay.

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical Company — President, CEO
In both places, yes; and we will be fully operational through the wintertime as well.

Pierre Conner — Capital One Southcoast — Analyst
Okay. Related to this crew that you converted from System II — or I guess you are in the process, maybe this is happening right now, the additional ARIES channels. Does that specifically give you an efficiency gain on that crew? Does it impact cost or margins in any way, I guess? Or is this a longer-term marketing for you to begin to have more of this particular set of type of system?

Steve Jumper — Dawson Geophysical Company — President, CEO
It has an immediate impact in efficiency. You know, the data output, the actual seismic data itself between an I/O System II and an ARAM system are identical. I mean for all intents and purposes they are identical. You can’t see the difference. So the quality of the product is the same.
The ARAM ARIES offers us a couple of things that we can’t get with the MRX System. One is channel count capability. We can take this system up to 10,000 channels and beyond and operate very efficiently, because of the ground electronics and the speed at which the system, — the platform upon which the system operates is much faster.
So, it allows us to increase the channel count of the crew. As we increase channel count, we do two things. We increase the value that we are providing; and with increased value we get stronger pricing. And we increased efficiencies. Having the ability to move channels and to have greater flexibility on how the system can be configured for projects, I think, helps us both ways.
So, it has a long-term effect in that it is the direction that we are going with our current systems, and it allows us to do what we want to do and what we think the industry is going to do going forward, and that is increase channel count demand and increase the size of the recording capacity. But on a short-term basis, it provides both efficiencies and the opportunity to do some jobs that we quite honestly could not perform with the I/O System II.

Pierre Conner — Capital One Southcoast — Analyst
Okay. I’m sorry, head back to the Rockies for a quick question. Just I got questions and feedback about this. From what you are hearing, are you seeing any crews that are coming out of Canada to come and compete in the Rockies at all, or any (multiple speakers)?

Steve Jumper — Dawson Geophysical Company — President, CEO
You know, Pierre, that happens every year. It typically is more of a springtime, summertime deal, where they are coming out after the fall. They will come in and they will work the northern states for a while and then go back.
It is something that we have dealt with for a long time, and we will continue to deal with. I don’t think it has a major impact or any impact really at all on our operation.

Pierre Conner — Capital One Southcoast — Analyst
Okay, that’s helpful. Last ones are for Chris, actually. Maybe, I don’t know, you don’t want to give the details of it, but just roughly sequentially on the amount of pass-through charges/revenues, were they essentially the same sequentially?

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Christina Hagan — Dawson Geophysical Company — EVP, CFO
Well, they did go up a little bit, just as in prior years, the fourth quarter did recognize a little bit more. But that’s not as dramatically probably as last year, but fourth quarter was sequentially higher than in third.

Pierre Conner — Capital One Southcoast — Analyst
Okay, that impacts margins a little bit?

Christina Hagan — Dawson Geophysical Company — EVP, CFO
Right.

Pierre Conner — Capital One Southcoast — Analyst
Then maybe related, I suppose, is a little fluctuation in the tax rate here in the fourth quarter versus prior. So was there anything discrete in there? Just adjustments at year end?

Christina Hagan — Dawson Geophysical Company — EVP, CFO
Of course, under the deferred tax piece from June to September, we are looking at the results of the capital expenditures that we made during the quarter. In the current part there, we continue to be impacted by the Texas margin tax as well as the state taxes of where we are working. So, that does have an impact.
If you remember, though, in the third quarter, we had a catch-up in that current piece; so it did taper off just a little bit in the fourth quarter.

Pierre Conner — Capital One Southcoast — Analyst
Can you give us a feel for what the sort of core number tax rate is go-forward, just to try to narrow it down?

Christina Hagan — Dawson Geophysical Company — EVP, CFO
I think we are about — I think we are zeroing in on it. It is going to fluctuate, though, based on where we are working and where the different — what states we are working in and how intensely we are working in states that have a more intense tax rate.

Pierre Conner — Capital One Southcoast — Analyst
Margin tax? Okay, all right. Very good, I will turn it back and let someone else go. Thanks.

Operator
Gary Lenhoff with Ironworks Capital.

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Gary Lenhoff — Ironworks Capital — Analyst
Good morning. Thank you. Steve, can you maybe provide some broad color on how much of the pricing improvement that you are enjoying in the current market is pure pricing, if you will, versus the enhanced technical capabilities that you are bringing to your customers?

Steve Jumper — Dawson Geophysical Company — President, CEO
Gary, I don’t have that broken out. That is a tough one to quantify, because what we are doing today is different from what we did a year ago, which is somewhat different from what we did the year before that. So to break out exactly how much is just pure pricing that is related to demand and how much of it is revenue improvement related to efficiencies is something I just don’t have the numbers in front of me to really talk about.
I will say that the pricing in our industry is still strong. We are still able to price out additional services that we provide. We are able to negotiate some level of weather downtime protection from our clients, which is an area that has improved dramatically in the last several years.
We are getting some level of price improvement, but I would say that the majority of our improvement is probably related to channel count, the size of the crew, and the pricing that is related to the product improvement and the value provided more than just straight demand-driven pricing.
You know, we have — seismic is interesting in that we have long-term visibility and long-term demand and occasional short-term weakness. You know, with our inability to get projects ready. So, we are always pricing out ahead of our projects and ahead of ourselves, and so we don’t get the opportunity to have real short-term — it is very rare that we have short-term demand increases.
Most of our growth is long term and long-term projected. Most of our growth going forward, I think, will continue to be channel count increase and pricing related to the value of the improved product.
If you look at the history of the seismic industry, in the early ‘80s there were something in the order of 700 crews or so working across — I don’t know if it was specific to North America or the lower 48. But nonetheless, there were 700 crews and about 50,000 channels industrywide.
Where we are today is about 58 or 60 crews operating in the lower 48; and we operate over 100,000 channels. So the point of that is the crews are increasing, the channel count is increasing. Along with that comes a natural pricing improvement and natural efficiencies. So I think that is where the majority of the growth has been and will continue to be.

Gary Lenhoff — Ironworks Capital — Analyst
Okay, that is very helpful. Second question, of the $30 million in CapEx that you have had approved for next year, how much of that is pure maintenance, just to maintain your current capabilities?

Steve Jumper — Dawson Geophysical Company — President, CEO
I don’t really have that number in front of me, Gary.

Gary Lenhoff — Ironworks Capital — Analyst
Ballpark?

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Steve Jumper — Dawson Geophysical Company — President, CEO
I don’t know. Maybe — I am looking here; hold on. Probably what? 4, 5, 6 million, somewhere in that range, maybe up to 10, somewhere along (inaudible).
You know, it kind of varies. The majority of our capital will be spent this year on channels, energy sources, and related technology. The maintenance capital requirements are going to be based on replacement vehicles and continued build of cables related to channel count growth.

Gary Lenhoff — Ironworks Capital — Analyst
Okay, great. Again, thank you very much.

Operator
Byron Pope with Tudor, Pickering.

Byron Pope — Tudor, Pickering — Analyst
Good morning. Wanted to get your thoughts on, Steve, you mentioned roughly 58 to 60 crews working the US onshore market today. That has grown kind of midteens growth rate the past couple of years. You mentioned in the press release that demand is pretty robust into calendar 2008 for you guys.
As you look out 2008 versus 2007, do you see enough incremental demand to support that type of crew count growth in the US over the next year or so?

Steve Jumper — Dawson Geophysical Company — President, CEO
Every quarter, Byron, I think it is more and more difficult to evaluate what the crew count is going to be, just based on personnel issues. We have got some personnel issues in the industry, and we are having to train people at a very high rate.
I don’t really know what the crew count is going to do going forward. I don’t know that we will add any. I don’t — at this point, I don’t know what the lower 48 capacity is going to be a year from now in terms of crew count.
But I will stand by the fact that I think our growth is going to continue to be in channel count. I think it is quite possible at some point in the future that crew count may actually decline and channel count will continue to increase, as has been the history of our industry in the last 30 years. I think that is a distinct possibility.
In the near term, I think we will continue to operate the 15 that we have. We have talked about a few places where we will increase channel count and recording capabilities and energy sources on existing crews.
The increase of energy sources and channel count do several things. They increase the pricing related to value of the crew and the product. Then they improve efficiencies in both turnkey and term agreements. Both improved efficiencies help us in the long term in terms of revenue generation.
So, I don’t know what our crew count number will be in ’08. But, I can say with some level of comfort that we will continue to see channel count increases. What will happen across the industry in the lower 48 is difficult for me to assess at this point.

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Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Byron Pope — Tudor, Pickering — Analyst
Okay. Then just again looking out on the horizon, you have had almost a step function increase in operating margins the past couple of years. Is it fair to think about pricing improvements and productivity enhancements as enough to offset any potential margin pressure you may see from becoming more active over time in some of these areas like Appalachia and Rockies, where you have more third-party charges? Is it fair to think about directionally margins should be heading still higher as we look forward?

Steve Jumper — Dawson Geophysical Company — President, CEO
Well, we are certainly working that direction. Going back to the question that Pierre asked earlier, he asked Chris a question about this third-party charge. I would say that our third-party charges as a percentage of revenue, while they have been up substantially, have actually somewhat leveled out in the last four or five quarters.
So I think we are starting to see some flattening in the third-party charges as a percentage of revenues. So I think we have a better handle on where that is going.
But to answer your question, yes, I think we have the ability to improve efficiencies and improve pricing with channel count going forward that should be able to overcome any of the margin pressures that are related to third-party charges.

Byron Pope — Tudor, Pickering — Analyst
Okay.

Steve Jumper — Dawson Geophysical Company — President, CEO
Here again, that is not a — we are subject to the weather and the count time and all these other kinds of things. But I think the safest thing for me to say is I feel very, very good about our position and where we are headed forward.

Byron Pope — Tudor, Pickering — Analyst
Okay. Then last question, just one of curiosity. You mentioned in recent weeks you had seen an increase in an interest for shooting seismic for oil plays. Could you say where those are? Is that out in the Permian?

Steve Jumper — Dawson Geophysical Company — President, CEO
Well, it is Permian related and some South Texas related work, and then there’s some isolated areas of the Rockies. But I don’t think that is a huge impact at this point. I don’t think that is any type of shift or step change of any type.
But it was interesting for us to notice that we are beginning to get more inquiries related to oil exploration. That is something that quite honestly I hope it stays. I hope we continue to grow in that area. It has been a long time coming.
So I think there has always been some level of oil exploration, but our emphasis in the past several years has been so weighted towards natural gas that — and I think will continue to be so. I think that will continue to be the major driver in the short term, for sure. But we have found it interesting that we are starting to get some projects where they are specifically related to oil exploration and development projects.

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FINAL TRANSCRIPT

Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Byron Pope — Tudor, Pickering — Analyst
Okay, thank you. Appreciate it.

Operator
Walter Ramsley from Walrus Partners. Mr. Ramsley actually withdrew his question. [Mara Fenokian] with [Greenwood Investments].

Mara Fenokian — [Greenwood Investments] — Analyst
Hi guys, I just wanted to find out what your thoughts are in general about WesternGeco’s Q-Land technology? I know that I/O has also full wave technology. I think VectorSeis, and Sercel has something like that as well. This technology has been on market for quite some time right now.
I was wondering what is the adoption, if you see more interest lately in this technology, and whether you see your future related to this technology.

Steve Jumper — Dawson Geophysical Company — President, CEO
Okay, thank you for the question. The early part of your question asked about WesternGeco’s Q-Land technology and how it relates to I/O and their VectorSeis and some technologies that Sercel has developed. I would say to you that they are quite different.
The VectorSeis and the technology that you mentioned, referenced, from Sercel are in fact full wave technologies, where they are acquiring the conventional seismic wave along with two corresponding seismic-type wave movements. So, it does record all three components of a multi-component project; and it is a digital sensor.
So the VectorSeis will increase channel count. They are attempting — or they are taking VectorSeis to a cable format that is referred to as their [FireFly] technology. But it is quite different in its objectives and the way it operates compared to the Q-Land.
The Q-Land is a digital sensor and it is a pure conventional detector of P-wave conventional seismic technology. It is a single sensor. There is only one sensor active. It does implement a very high channel count, 20, up to 30,000 channels. It has been on the market for quite some time, primarily overseas in Northern Africa and the Middle East, and has just recently made a movement into the lower 48 market here with us.
I think all those technologies that you mentioned have some advantages. They all have purposes, and they all will be a part of our industry going forward.
I think in the short term, we will continue to see increased channel count. The demand is going to be for more channels operating on crews to give us a better image. I think that is where we will see the main part of our growth come into play.
We are watching these other technologies. We will be a part of technology growth. Looking forward, I think we will continue to look at some of the wireless technologies. I think the next change that occurs in cost structure and efficiency and economics of the seismic industry will be related to wireless technology.
But we will continue to do what we do, utilizing the technologies we have. In the meantime, we will be a part of the WesternGeco technology and we will watch these other technologies very closely.

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FINAL TRANSCRIPT

Nov. 14. 2007 / 10:00AM, DWSN — Q4 2007 Dawson Geophysical Earnings Conference Call
Mara Fenokian — [Greenwood Investments] — Analyst
Okay, thank you.

Operator
There are no further questions at this time. Mr. Jumper, do you have any closing remarks?

Steve Jumper — Dawson Geophysical Company — President, CEO
I just want to tell everybody thank you for your participation and interest in our Company. I certainly want to thank all of our employees for their efforts in providing value with our services. I want to thank our loyal client base for their continued support. And thanks to our valued shareholders.
A replay of this call will be available on our website at www.dawson3d.com. We look forward to talking with you again at the end of Q1, probably sometime in February, I would think.
Between now and then, we wish all of you a happy holiday season and look forward to talking to you again in the future. Thank you.

Operator
This concludes today’s Dawson Geophysical quarter four 2007 conference call. You may now disconnect.

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